Exhibit 99.2

The Clorox Company

Supplemental Information – Volume Growth

Business Segment	% Change vs. Prior Year									Major Drivers of Change
	FY07					FY08
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
North America (1)	-1%	-3%	8%	0%	1%	5%	6%	4%	5%	Q3 increase primarily driven by acquisition of Burt’s Bees; new products, including Green Works; strong results in Brita; and continued growth in cat litter. These were partially offset by weather-related declines in the company’s seasonal businesses; and lower shipments of Glad products due to increased pricing and exiting the private-label food bags business.

International	1%	10%	13%	12%	9%	11%	6%	4%	7%	Q3 increase primarily driven by solid results in Latin America due to the bleach business acquisition and category growth.

Total Company	-1%	-1%	8%	2%	2%	6%	6%	4%	5%

Supplemental Information – Sales Growth

Business Segment	% Change vs. Prior Year									Major Drivers of Change
	FY07					FY08
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
North America (1)	5%	3%	6%	-1%	3%	5%	6%	8%	6%	Q3 growth primarily driven by increased shipments, the benefit of price increases, favorable Canadian currency, and improved mix.

International	4%	9%	16%	21%	12%	18%	17%	14%	16%	Q3 growth primarily driven by increased shipments, favorable currency, the benefit of price increases, and improved mix.

Total Company	5%	3%	7%	2%	4%	7%	8%	9%	8%

(1)	North America includes U.S. and Canadian results and the worldwide Burt’s Bees business.

The Clorox Company

Earnings Before Interest and Taxes, and Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited) (1)

Reconciliation schedule of earnings from continuing operations before income taxes to earnings before interest and taxes (EBIT), and earnings before interest, taxes, depreciation and amortization (EBITDA)

Dollars in millions and percentages based on rounded numbers

	Three months ended		Nine months ended
	3/31/08	3/31/07	3/31/08	3/31/07
Earnings from continuing operations before income taxes	$151	$193	$453	$504
Interest income	(3)	—	(10)	(5)
Interest expense	46	28	125	86

EBIT (2)	194	221	568	585

EBIT margin (2)	14.3%	17.8%	15.0%	16.7%
Depreciation and amortization	56	48	154	143

EBITDA (3)	$250	$269	$722	$728

EBITDA margin (3)	18.5%	21.7%	19.1%	20.8%
Net sales	$1,353	$1,241	$3,778	$3,503

(1)	In accordance with SEC’s Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

(2)

EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(3)

EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet

(Unaudited)

As of March 31, 2008

Working Capital Update

	Q3		Change ($ millions)		Days (5) FY 2008	Days (5) FY 2007	Change
	FY 2008 ($ millions)	FY 2007 ($ millions)
Receivables, net	$456	$426		$30	28	30	-2 days
Inventories	$423	$346		$77	47	44	+3 days
Accounts payable (1)	$340	$292		$48	36	36	0 days
Accrued liabilities	$406	$460	-$	54
Total WC (2)	$171	$71		$100
Total WC % net sales (3)	3.2%	1.4%
Average WC (2)	$158	$65		$93
Average WC % net sales (4)	2.9%	1.3%

•	Receivables increased primarily as a result of the acquisition of Burt’s Bees and higher sales.

•	Inventories increased primarily as a result of the acquisition of Burt’s Bees, higher commodity costs, and inventory build for supply chain restructuring.

•	Accounts payable increased mainly due to the acquisition of Burt’s Bees, increased commodity costs and timing of payments.

•

Accrued liabilities decreased primarily due to the adoption of FASB Financial Interpretation No. 48 which resulted in income tax contingency accruals being reclassified from accrued liabilities to income taxes payable and long-term liabilities. This was partially offset by higher accruals related to the acquisition of Burt’s Bees, increased trade and marketing spending levels, and the May 2007 increase in the quarterly dividend rate.

Supplemental Information – Cash Flow

(Unaudited)

As of March 31, 2008

Capital expenditures were $32 million

Depreciation and amortization was $56 million

Cash provided by operations

Net cash provided by operations was $165 million, compared with $172 million provided by operations in the year-ago quarter. The year-over-year decrease was mainly due to lower earnings.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].

(2)

Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).

(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Driver	Change vs. Prior Year (basis points)
	FY07					FY08
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost savings	+190 bp	+240 bp	+280 bp	+200 bp	+230 bp	+180 bp	+170 bp	+150 bp
Pricing changes	+210 bp	+160 bp	+140 bp	+80 bp	+150 bp	+50 bp	+40 bp	+80 bp
Market movement (commodities)	-280 bp	-190 bp	+40 bp	-40 bp	-110 bp	-120 bp	-170 bp	-350 bp
Manufacturing & logistics (1)	-90 bp	-110 bp	-120 bp	-70 bp	-100 bp	-140 bp	-70 bp	-120 bp
All other (2)	+40 bp	0 bp	-160 bp	-120 bp	-80 bp	0 bp	-130 bp	-110 bp
Gross margin change vs prior year	+70 bp	+100 bp	+180 bp	+50 bp	+90 bp	-30 bp	-160 bp	-350 bp

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.

(2)

“All other” includes all other drivers of gross margin change, which are usually insignificant in nature. Examples of drivers included: volume change, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be significant in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

Updated: 5-1-08

U.S. Price Increases from CY2003 - CY2005

Brand / Product	Average Increase	Effective Date
Glad® trash bags	6%	October 2003
Charcoal	5%	December 2003
Cat litter	4%	May 2004
Glad® trash bags	13%	February 2005
GladWare® disposable containers	12%	February 2005
Clorox® liquid bleach	9%	July 2005
Clorox 2® bleach for colors, Clorox Clean-Up® cleaner	5%	July 2005
Glad® food bags	7%	August 2005
Cat litter	5%	October 2005

U.S. Price Increases from CY2006 - CY2008

Brand / Product	Average Increase	Effective Date
Clorox® liquid bleach, Clorox Clean-Up® and Tilex® cleaners	8%	January 2006
Match Light® charcoal	6%	January 2006
Kingsford® lighter fluid	10%	January 2006
Armor All® auto-care products	9%	January 2006
STP® functional fuel products	9%	January 2006
Brita® pour-through filters	7%	January 2006
Brita® pitchers	5%	January 2006
GladWare® disposable containers	9%	January 2006
Glad® trash bags	15%	February 2006
Cat litter	6%	June 2006
STP® functional fuel products	17%	October 2006
Charcoal and lighter fluid	4 –8%	January 2007
Hidden Valley Ranch® salad dressing	6%	October 2007
Charcoal	6%	January 2008
Armor All® and STP® auto-care products	5 –7%	January 2008
Glad® trash bags and GladWare® disposable containers	7%	February 2008
Pine-Sol® cleaners	13%	May 2008

Notes:

•	Average % increase reflects brand averages rounded to the whole percent. Individual SKUs vary versus the average.

•	This communication reflects pricing actions on primary items.